UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2011

SEMGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34736	20-3533152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of principal executive offices) (Zip Code)

(918) 524-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On October 28, 2011, the Board of Directors (the “Board”) of SemGroup Corporation, a Delaware corporation (the “Company”), declared a dividend of one common share purchase right (a “Right”) for each outstanding share of Class A common stock, par value $0.01 per share, and adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of October 28, 2011 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as rights agent. The dividend is payable on November 7, 2011 to the stockholders of record on November 7, 2011.

The Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group that acquires 10% or more of the outstanding common stock of the Company without the approval of the Board (an “Acquiring Person”). The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement follows. This description is only a summary and is not complete, and it should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8-K. A copy of the Rights Agreement is available free of charge from the Company upon request.

The Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock or by the registration of uncertificated shares of common stock in the Company’s stock register, if any. New Rights will accompany any new shares of common stock the Company issues after November 7, 2011 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one half of one share of Class A common stock, par value $0.01 per share, of the Company (a “Common Share”) for $75 (the “Exercise Price”), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an Acquiring Person by obtaining beneficial ownership of 10% or more of the outstanding common stock.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the Rights are evidenced only by certificates that represent shares of common stock or by the registration of uncertificated shares of common stock in the Company’s stock register, if any, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $75, purchase shares of the Company common stock with a market value of $150, based on the market price of the common stock prior to such acquisition.

•

Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $75, purchase shares of the acquiring corporation with a market value of $150, based on the market price of the acquiring corporation’s stock prior to such transaction.

•

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Expiration. The Rights will expire on the close of business on the date one day after the date of the annual meeting of stockholders of the Company in 2012.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 75% or more of the outstanding common stock of the Company, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Common Shares, the number of Common Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Common Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, the Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the outstanding common stock of the Company. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On October 28, 2011, the Board amended and restated the Company’s Bylaws. The amendment and restatement was effective immediately and consists of a change to Article VII, Section 3(b), which establishes an orderly process for fixing a record date for any action by written consent of stockholders of the Company. Any stockholder seeking to take action by written consent is required to provide written notice to the Secretary of the Company requesting the Board to fix a record date, and the Board must promptly, but in all events within 10 days after it receives notice, adopt a resolution fixing a record date for such purpose. The record date shall be no more than 10 days after the date of the Board resolution fixing the record date. The Board also amended Article II, Section 11(b) of the Bylaws regarding the appointment of an inspector in connection with action by written consent of stockholders of the Company.

The foregoing description of the Company’s Bylaws is not complete and is qualified in its entirety by reference to the text of the amended and restated bylaws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference.

Item 8.01.	Other Events.

Earlier today, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The Company also sent a letter to its stockholders regarding the Rights, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(d)	Exhibits. The following exhibits are filed as part of this report:

3.1	Amended and Restated Bylaws of SemGroup Corporation.

4.1	Rights Agreement, dated as of October 28, 2011, between SemGroup Corporation and Mellon Investor Services LLC.

99.1	Press Release, dated as of October 28, 2011.

99.2	Letter to Stockholders, dated as of October 28, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2011

SEMGROUP CORPORATION

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of SemGroup Corporation.

4.1	Rights Agreement, dated as of October 28, 2011, between SemGroup Corporation and Mellon Investor Services LLC.

99.1	Press Release, dated as of October 28, 2011.

99.2	Letter to Stockholders, dated as of October 28, 2011.